Exhibit (d)(2)


                             SUB-ADVISORY AGREEMENT


         This Agreement, made as of this _____ day of ____________, 2001, by and between U.S. Bancorp Piper Jaffray Asset Management, Inc., a Delaware corporation (the "Advisor"), and Voyageur Asset Management, Inc., a Minnesota corporation (the "Sub-Advisor").

         WHEREAS, Portico Funds, Inc., a Minnesota corporation ("Portico Funds"), on behalf of its Large Cap Growth Fund, a separately managed series of Portico Funds (the "Fund"), has appointed the Advisor as the Fund's investment advisor pursuant to an Investment Advisory Agreement dated _________________, 2001 (the "Advisory Agreement"); and

         WHEREAS, pursuant to the terms of the Advisory Agreement, the Advisor desires to appoint the Sub-Advisor as its sub-advisor for the Fund, and the Sub-Advisor is willing to act in such capacity upon the terms set forth herein; and

         WHEREAS, pursuant to the terms of the Advisory Agreement, Portico Funds has approved the appointment of the Sub-Advisor as the sub-advisor for the Fund.

         NOW, THEREFORE, the Advisor and the Sub-Advisor agree as follows:

         1. The Advisor hereby retains the Sub-Advisor, and the Sub-Advisor hereby agrees to act, as sub-advisor for, and to manage the investment of the assets of, the Fund as set forth herein. Without limiting the generality of the foregoing, it is specifically understood and agreed by the Advisor and the Sub-Advisor that:

                  (a) The investment of the Fund's assets shall at all times be subject to the investment objectives, policies and restrictions of the Fund as set forth in Portico Funds' then-effective Registration Statement under the Securities Act of 1933, as amended, including the Prospectus and Statement of Additional Information of the Fund contained therein. The Advisor shall communicate to the Sub-Advisor any changes or additions to or interpretations of such investment objectives, policies and restrictions of the Fund made by the Board of Directors of Portico Funds (the "Board"). The Sub-Advisor shall report to the Advisor and the Board regularly at such times and in such detail as the Advisor or the Board may from time to time request in order to permit the Advisor and the Board to determine the adherence of the Fund to its investment objectives, policies and restrictions.

                  (b) The Sub-Advisor hereby agrees that upon the request of the Board or the Advisor, copies of all records pertaining to the Fund's investments will be provided to Portico Funds or to such person as is designated by Portico Funds. If a transfer of investment advisory or sub-advisory services with respect to the Fund should occur, the Sub-Advisor will promptly, and at its own expense, take all steps necessary or appropriate to segregate such


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                           records and deliver them to Portico Funds or to such
                           person as is designated by Portico Funds.

                  (c) Any investment decisions made by the Sub-Advisor on behalf of the Fund shall be subject, in the discretion of the Advisor, to review, approval or ratification by the Advisor.

                  In acting hereunder, the Sub-Advisor shall be an independent contractor and, unless otherwise expressly provided or authorized hereunder or by the Board, shall have no authority to act for or represent the Advisor, Portico Funds or the Fund in any way or otherwise be an agent of the Advisor, Portico Funds or the Fund.

         2. The Sub-Advisor, at its own expense, shall provide all office space, personnel and facilities necessary and incident to the performance of the Sub-Advisor's services hereunder. The Sub-Advisor may consult with counsel to the Fund and shall be protected insofar as it acts in conformity with advice rendered to it by such counsel. The fees and expenses of counsel to the Fund shall be paid by the Fund.

         3. The Sub-Advisor shall be responsible only for those expenses expressly stated in paragraph 2 to be the responsibility of the Sub-Advisor and shall not be responsible for any other expenses of the Advisor, the Fund or Portico Funds, including, as illustrative and without limitation, fees and charges of any custodian (including charges as custodian and for keeping books and records and similar services to Portico Funds and the Fund); fees and expenses of directors; fees and expenses of independent auditors, legal counsel, transfer agents, dividend disbursing agents, and registrars; costs of and incident to issuance, redemption and transfer of the Fund's shares, and distributions to shareholders (including dividend payments and reinvestment of dividends); brokers' commissions; interest charges; taxes and corporate fees payable to any government or governmental body or agency (including those incurred on account of the registration or qualification of securities issues by Portico Funds); dues and other expenses incident to Portico Funds' membership in the Investment Company Institute and other like associations; costs of stock certificates, shareholder meetings, corporate reports, reports and notices to shareholders; and costs of printing, stationery and bookkeeping forms.

         4. The Sub-Advisor shall not purchase or sell securities for the Fund in any transaction in which the Sub-Advisor or any affiliate of the Sub-Advisor is acting as broker or dealer. The Sub-Advisor may, with the prior consent of the Advisor, utilize Portico Funds' distributor or the Advisor or an affiliate of the Advisor as a broker, including as a principal broker, provided that the brokerage transactions and procedures are in accordance with Rule 17e-1 under the Investment Company Act of 1940, as amended (the "Act"), other applicable provisions, if any, of the Act, and the then-effective Registration Statement of Portico Funds under the Securities Act of 1933, as amended. All allocation of portfolio transactions shall


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                  be subject to such policies and supervision as the Board or any committee thereof deem appropriate and any brokerage policy set forth in the then-current Registration Statement of Portico Funds as provided to the Sub-Advisor. The Sub-Advisor shall provide to the Advisor and the Board such reports in respect to placement of security transactions for the Fund as the Advisor or the Board may reasonably request. The Sub-Advisor also shall provide to the Advisor and the Board such reports assessing the likelihood, if any, of expropriation, nationalization, freezes or confiscation of the Fund's assets in each country in which it invests; foreseeable difficulties, if any, in converting the Fund's cash and cash equivalents into U.S. dollars; and similar matters, as the Advisor or the Board may reasonably request in order to assist the Board in making the determinations required to be made by it pursuant to Rule 17f-5 under the Act.

         5. For the services provided and the expenses assumed by the Sub-Advisor pursuant to this Agreement, the Advisor will pay to the Sub-Advisor as full compensation therefor a fee based
                  on an annual rate of [            ]. This fee will be computed
                  based on net assets at the beginning of each day and will be paid to the Sub-Advisor monthly on or before the fifteenth day of the month next succeeding the month for which the fee is paid. The fee shall be prorated for any fraction of a fiscal year at the commencement and termination of this Agreement. Anything to the contrary herein notwithstanding, the Sub-Advisor may at any time and from time to time waive any part or all of any fee payable to it pursuant to this Agreement.

         6. Services of the Sub-Advisor herein provided are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.

                  The Sub-Advisor agrees to indemnify the Fund, Portico Funds and the Advisor with respect to any loss, liability, judgment, cost or penalty which the Fund, Portico Funds or the Advisor may directly or indirectly suffer or incur in any way arising out of or in connection with any material breach of this Agreement by the Sub-Advisor. The Advisor agrees to indemnify the Sub-Advisor with respect to any loss, liability, judgment, cost or penalty which the Sub-Advisor may directly or indirectly suffer or incur in any way arising out of the performance of its duties under this Agreement, except as provided in the following paragraph.

                  The Sub-Advisor shall be liable for any neglience or willful misconduct on the part of the Sub-Advisor or any of its directors, officers, employees, representatives or agents in connection with the responsibilities assumed by it hereunder, provided, however, that the Sub-Advisor shall not be liable for any investments made by the Sub-Advisor in accordance with the explicit or implicit direction of the Board of Directors of Portico Funds or the Advisor, or in accordance with the investment objectives and policies of the Fund as set forth in the then current Registration Statement of Portico Funds, and provided further that any liability of the Sub-Advisor resulting from a breach of fiduciary duty


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                  with respect to the receipt of compensation for services shall be limited to the period and amount set forth in Section 36(b)(3) of the Act. The Sub-Advisor shall not be entitled to indemnity for any loss, liability, judgment, cost or penalty resulting negligence or willful misconduct on the part of the Sub-Advisor or any of its directors, officers, employees, representatives or agents in connection with the responsibilities assumed by it hereunder.

         7. The Sub-Advisor represents, warrants and agrees that the Sub-Advisor is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is and shall continue at all times to be in compliance in all material respects with the requirements imposed upon it by the Advisers Act. The Sub-Advisor agrees to
                  (a) supply the Advisor with such documents as the Advisor may reasonably request to document the Sub-Advisor's compliance with such laws and regulations, and (b) immediately notify the Advisor of the occurrence of any event which would disqualify the Sub-Advisor from serving as an investment adviser of an investment company pursuant to any applicable law or regulation. The Sub-Advisor will furnish to the Advisor a copy of any amendment to the Sub-Advisor's Form ADV promptly following the filing of such amendment with the Securities and Exchange Commission.

         8. The Advisor and the Sub-Advisor each represents and warrants that it has the power to execute and deliver this Agreement and any other documentation relating hereto and to perform its respective obligations under this Agreement and that it has taken all necessary action to authorize such execution, delivery and performance. Such execution, delivery and performance do not violate or conflict with any law applicable to the Advisor or the Sub-Advisor, respectively, any order or judgment of any court or other governmental agency, or any contractual restriction binding on or affecting the Advisor or the Sub-Advisor, respectively. The obligations of the Advisor and the Sub-Advisor, respectively, under this Agreement constitute their respective legal, valid and binding obligations, enforceable against each of them in accordance with the terms hereof.

         9. The effective date of this Agreement shall be the date set forth in the first paragraph hereof. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of more than two years from the date of its execution but only as long as such continuance is specifically approved at least annually by (a) the Board or by the vote of a majority of the outstanding shares of the Fund and (b) the vote of a majority of the directors, who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Advisor, of the Sub-Advisor or of Portico Funds, cast in person at a meeting called for the purpose of voting on such approval.

         10. This Agreement may be terminated at any time, without the payment of any penalty, by the Board or by the vote of a majority of the outstanding shares of the Fund, or by the Advisor or the Sub-Advisor, upon 60 days' written notice to the other parties.


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                  This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act), provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter.

         11. This Agreement may be modified by mutual consent, such consent only to be authorized by a majority of the directors of Portico Funds who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Advisor, of the Sub-Advisor or of Portico Funds and the vote of a majority of the outstanding shares of the Fund; provided, however, that no such authorization by shareholders of the Fund shall be required if an order of exemption is received from the Securities and Exchange Commission to the effect that a modification to this Agreement does not require shareholder approval.

         12. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding shares of the Fund shall mean the lesser of (a) the vote of 67% or more of the shares of the Fund at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) the vote of more than 50% of the outstanding shares of the Fund.

         13. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         14. Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         15. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         16. This Agreement constitutes the entire agreement between the parties concerning its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.


         IN WITNESS WHEREOF, the Advisor and the Sub-Advisor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        U.S. BANCORP PIPER JAFFRAY ASSET
                                        MANAGEMENT, INC.


                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------

                                        VOYAGEUR ASSET MANAGEMENT, INC.


                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------


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